Exhibit 23

G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.528.1984
                                               702.362.0540 (fax)





March 21, 2002


To Whom It May Concern:

I have issued my report dated March 21, 2002, accompanying the financial statements of World Wide Web, Inc. on Form 10-KSB for the years ended December 31, 2001 and 2000. I hereby consent to the incorporation by reference of said report in the Annual Report of World Wide Web, Inc. on Form 10-KSB (File No. 000-33317).

Signed,

/s/ Brad Beckstead

G. Brad Beckstead, CPA